Exhibit 10.98

Resaca Exploitation, Inc.

1331 Lamar, Suite 1450

Houston, Texas 77010

May 14, 2010

Torch Energy Advisors Incorporated

1331 Lamar, Suite 1450

Houston, Texas 77010

Re:          Letter Agreement of even date herewith (the “Waiver Letter”) executed by the parties to and in connection with that certain Second Amended and Restated Credit Agreement, dated June 26, 2009, by and among Resaca Exploitation, Inc., as borrower (“Resaca”), CIT Capital USA Inc., as administrative agent for the lenders (“CIT”), and certain financial institutions from time to time party thereto as lenders (the “Credit Agreement”).  Terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Ladies and Gentlemen:

Resaca and Torch Energy Advisors Incorporated (“Torch”) have previously entered into that certain Second Amended and Restated Agreement for Administrative Services dated January 1, 2009 by and among Resaca, Torch and, for the limited purpose described therein, Torch Energy Services, Inc. (as amended, the “Services Agreement”).  As of March 31, 2010, $1,755,647 was due and payable by Resaca to Torch for services performed under the Services Agreement which remain outstanding (together with any additional amounts that may become due and payable under the Services Agreement between the date hereof and June 30, 2010, herein referred to as the “Torch Payable”).  Pursuant to the terms of the Waiver Letter, in the event that a Refinancing (as defined in the Waiver Letter) of the Obligations under the Credit Agreement has not occurred by June 30, 2010, Resaca is required to cause the outstanding balance of the Torch Payable on June 30, 2010 to be contractually subordinated to the Obligations by an agreement in form and substance acceptable to CIT (the “Torch Subordination Requirement”).  In connection with the Waiver Letter, Resaca and Torch are entering into this letter to satisfy the Torch Subordination Requirement.  CIT is executing this letter solely for the purpose as acknowledging and agreeing that upon the execution and delivery of the hereinafter defined Note in accordance with the terms of this letter agreement, the Torch Subordination Requirement shall be and be deemed to be fully satisfied.  In consideration of the foregoing, the parties hereto agree as follows:

1.             To the extent that a Refinancing (as defined in the Waiver Letter) of the Obligations under the Credit Agreement has not occurred by June 30, 2010 Resaca shall execute and deliver to Torch a Note in substantially the form attached hereto as Exhibit A (the “Note”).

2.             The Note shall (i) be in the original principal amount of and shall evidence the outstanding amount of the Torch Payable as of June 30,  (ii) be subordinated to the Obligations owing by Resaca under the Credit Agreement, and (iii) have a maturity date of October 1, 2012 or such earlier date specified therein, all upon the terms and conditions more particularly described therein.  Nothing contained herein shall be construed as a modification or amendment of any of the terms or provisions of the Services Agreement, which Services Agreement remains in full force and effect.

3.             This letter agreement will be governed by and construed in accordance with Texas law.  This letter agreement may be changed, modified or amended only by a writing signed by all parties hereto.  In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired hereby.

4.             This letter agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Remainder of Page Intentionally Blank.  Signature Page to Follow.

Very truly yours,

RESACA EXPLOITATION, INC.

By:	/s/ Dennis Hammond
Dennis Hammond
President

Acknowledged and Agreed:

TORCH ENERGY ADVISORS INCORPORATED

By:	/s/ Chris B. Work
Chris B. Work
Vice President

CIT CAPITAL USA INC., as Administrative Agent

By:	/s/ George McKean
George McKean
Vice President

Signature Page to Letter Agreement

Exhibit A

Form of Note

(See Attached)

Exhibit A to Letter Agreement

SUBORDINATED UNSECURED NOTE

As of June 30, 2010

FOR VALUE RECEIVED, the undersigned, Resaca Exploitation, Inc. (“Maker”), hereby unconditionally promises to pay to the order of Torch Energy Advisors Incorporated (“Payee”) in the manner and at the place provided in this Note the principal sum of                                DOLLARS ($                              ) plus any additional amounts that may become due and payable under that certain Second Amended and Restated Agreement for Administrative Services dated January 1, 2009 by and among Maker, Payee and, for the limited purpose described therein, Torch Energy Services, Inc., between [          ], 2010 and June 30, 2010, or so much thereof as may be outstanding hereunder prior to maturity, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day to day remaining, computed from the date hereof until maturity at the rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate, or (b) the prime rate in effect on the date hereof at Amegy Bank N.A. plus two percent (2%).

1.             Definitions.  When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

“Business Day” means a day upon which business is transacted by national banks in Houston, Texas.

“Default” has the meaning ascribed to it in Section 5 hereof.

“Maximum Rate” means, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

“Note” means this Subordinated Unsecured Note.

“Note Documents” means this Note, and any agreements, documents (and with respect to this Note, and such other agreements and documents, any modifications, amendments, renewals, extensions, or restatements thereof), or certificates at any time executed or delivered pursuant to the terms of this Note.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prepayment Date” means the date Maker prepays the outstanding principal balance of this Note as provided in Section 6 hereof.

2.             Payment.  The unpaid principal of and interest upon this Note shall be payable as follows:

(a)           All interest shall be paid-in-kind by being added to the principal balance of this Note on the last day of each fiscal quarter and at maturity (inclusive of any interest theretofore so added).

(b)           The unpaid principal of, and interest on, this Note shall be finally due and payable on the earlier of (i) October 1, 2012 and (ii) (A) in the event that the Senior Debt is paid in full with funds that do not constitute proceeds from an Equity (as defined in the Credit Agreement) offering, ninety-one days after the date on which the Senior Debt (hereinafter defined) has been paid in full, or (B) in the event that the Senior Debt is paid in full with funds that constitute proceeds from an Equity offering, two Business Days after the date on which the Senior Debt (hereinafter defined) has been paid in full.

All payments of principal and interest of this Note shall be made by Maker to Payee in federal or other immediately available funds to the following account:

Promissory Note

Receiving Bank:   Amegy Bank N.A.

ABA Routing No.        113 011 258

For Credit to the account of Torch Energy Services

Account Number: 166 154

Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension.

3.             Subordination.  This Note, and the indebtedness evidenced hereby (the “Subordinated Debt”), including principal and interest, is expressly subordinate and junior to all of the obligations and indebtedness of Maker (the “Senior Debt”) under the Loan Documents (as defined in that certain Second Amended and Restated Credit Agreement dated as of June 26, 2009, by and among Resaca Exploitation, Inc, the Lenders party thereto and CIT Capital USA Inc., as Administrative Agent for such Lenders (in such capacity, “Agent”), together with all amendments, supplements, modifications and/or restatements thereto (the “Credit Agreement”)) to the extent set forth in subparagraphs (a) through (f), inclusive, below (the “Subordination Subparagraphs”).

(a)           If a Default or an Event of Default (as such terms are defined in the Credit Agreement) shall occur, then, unless and until such Default or Event of Default shall have been remedied by indefeasible payment in full of all Senior Debt in cash or otherwise cured, or expressly waived in writing by all affected holders of Senior Debt, the Maker shall not make and the holder of this Note shall not accept or receive, any direct or indirect payment of or on account of any Subordinated Debt.

(b)           In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Maker, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Maker, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be indefeasibly paid in full and in cash before any payment is made of or on account of any Subordinated Debt.

(c)           In any of the proceedings referred to in subparagraph (b) above, any payment or distribution of any kind or character whether in cash, property, stock or obligations, which may be payable or deliverable by the Maker in respect of this Note shall be paid or delivered directly to the holders of Senior Debt for the payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been indefeasibly paid in full and in cash.

(d)           If any payment or distribution of any character, whether in cash, securities or other property, shall be received by the Payee in contravention of any of the terms of this Note or any other Loan Document (as defined in the Credit Agreement) and before all the Senior Debt shall have been indefeasibly paid in full and in cash, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of the Senior Debt for the ratable application in payment thereof in accordance with the priorities then existing among such holders.

(e)           The Payee will not commence any action or proceeding, including, without limitation, an action to recover on a right of set-off or similar right or remedy, against the Maker to recover all or any part of the Subordinated Debt or join with any creditor, unless the holders of the Senior Debt shall also join, in bringing any proceedings against the Maker under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Debt shall be indefeasibly paid in full and in cash.

(f)            The maximum principal amount, the rate of interest charged, or the time, place, manner, terms or amount of principal or interest payments of this Note, may not be modified or amended without, in each instance, the prior express written consent of the holder(s) of the Senior Debt unless all Senior Debt has been indefeasibly paid in full and in cash.

The subordination provisions of this Note shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this Note shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act by any such holder, or by any non-compliance by the Maker with the terms, provisions and covenants of this Note.

4.             Notice of Default; No Waiver.  Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

5.             Default and Remedies.

(a)           A “Default” shall exist hereunder if Maker shall fail to pay when due any principal of, or interest upon this Note.

(b)           If Maker fails or refuses to pay any part of the principal of or interest upon this Note as the same become due, or upon the occurrence of any Default hereunder or under any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Note to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 4 herein, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or agreement including, without limitation, foreclosing all liens and security interests securing payment thereof or any part thereof.

6.             Voluntary Prepayment.  Until the Senior Debt is indefeasibly paid in cash in full, Maker shall not repay, in whole or in part, any principal or interest on this Note (other than the payment of interest “in-kind”).  Thereafter, Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty.  Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

7.             Usury Laws.  Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker.  In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

8.             Costs.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.  No service charge shall be made for any such registration of transfer or exchange, but Maker may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.             GOVERNING LAW.  THIS NOTE AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

10.          JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS NOTE, THE OTHER NOTE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PAYEE IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS A CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

11.          ENTIRETY.  THE PROVISIONS OF THIS NOTE AND THE NOTE DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE.  THIS NOTE AND ALL THE OTHER NOTE DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

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Signature Page Follows]

MAKER:

RESACA EXPLOITATION, INC.

By:
Name:
Title: